TO THE SHAREHOLDERS OF RTICA CORPORATION

If you own shares of the Corporation that are held by and registered in the name of your bank, broker, trust company, etc. and you do not receive interim financial statements, this situation can be remedied by adding your name and address to the Corporation's supplemental mailing list. Should you be interest in receiving these reports, please complete the section below and return this card.

               --------------------------------------------------

To:  RTICA CORPORATION
     c/o Equity Transfer Services Inc.
     120 Adelaide Street West, Suite 420
     Toronto, Ontario
     M5H 4C3

As an owner of shares of Rtica Corporation, I request that my name and address be placed on your supplemental mailing list to receive interim financial statements.



-------------------------------------------------
Name (please print)


-------------------------------------------------
Number   Street


-------------------------------------------------
City             Province         Postal Code


-------------------------------------------------
Date    Signature